Exhibit 1

CHINA UNICOM LIMITED	(Stock Code: 762)

(Incorporated in Hong Kong with limited liability under the Companies Ordinance)

Announcement

Poll Results at Annual General Meeting

The Board of Directors (the “Board”) of China Unicom Limited (the “Company”) is pleased to announce the shareholders of the Company passed by way of poll the ordinary resolutions proposed at the Annual General Meeting (the “AGM”) of the Company held on 12 May 2006. The poll results are as follows:-

No. of Votes (%)
	Agenda	For	Against
1.	To receive and consider the financial statements and the Reports of the Directors and of the Auditors for the year ended 31 December 2005.	10,544,011,254 (100.0000%)	0 (0.0000%)
As more than 50% of the votes were cast in favour of the resolution, the resolution was duly passed.
2.	To declare a final dividend of RMB0.11 (HK$0.10647) per share for the year ended 31 December 2005.	10,731,122,254 (100.0000%)	0 (0.0000%)
As more than 50% of the votes were cast in favour of the resolution, the resolution was duly passed.
3.	(a) To elect or re-elect:
	(i) Mr. Chang Xiaobing as a Director;	10,727,923,810 (99.9975%)	266,000 (0.0025%)
	(ii) Mr. Tong Jilu as a Director;	10,727,923,810 (99.9975%)	266,000 (0.0025%)

	(iii) Ms. Li Jianguo as a Director;	10,726,669,410 (99.9975%)	272,000 (0.0025%)
	(iv) Mr. Yang Xiaowei as a Director;	10,727,923,810 (99.9975%)	266,000 (0.0025%)
	(v) Mr. Li Zhengmao as a Director;	10,727,917,810 (99.9975%)	272,000 (0.0025%)
	(vi) Mr. Li Gang as a Director;	10,727,917,810 (99.9975%)	272,000 (0.0025%)
	(vii) Mr. Zhang Junan as a Director;	10,727,923,810 (99.9975%)	266,000 (0.0025%)
	(viii) Mr. Lu Jianguo as a Director;	10,727,915,810 (99.9974%)	274,000 (0.0026%)
	(xi) Mr. Cheung Wing Lam, Linus, as a Director;	10,728,183,810 (99.9999%)	6,000 (0.0001%)
	(x) Mr. Wong Wai Ming as a Director; and	10,728,189,810 (100.0000%)	0 (0.0000%)
	(b) To authorize the Directors to fix remuneration of the Directors for the year ending 31 December 2006.	10,723,089,506 (99.9589%)	4,404,304 (0.0411%)
As more than 50% of the votes were cast in favour of the resolutions, the resolutions were duly passed.
4.	To re-appoint PricewaterhouseCoopers as auditors, and to authorize the Directors to fix their remuneration for the year ending 31 December 2006.	10,730,584,254 (100.0000%)	2,000 (0.0000%)
As more than 50% of the votes were cast in favour of the resolution, the resolution was duly passed.
5.	To grant a general mandate to the Directors to repurchase shares in the Company not exceeding 10% of the aggregate nominal amount of the existing issued share capital.	10,730,142,254 (99.9974%)	280,000 (0.0026%)
As more than 50% of the votes were cast in favour of the resolution, the resolution was duly passed.
6.	To grant a general mandate to the Directors to issue, allot and deal with additional shares in the Company not exceeding 20% of the existing issued share capital.	10,370,782,504 (96.6746%)	356,732,750 (3.3254%)
As more than 50% of the votes were cast in favour of the resolution, the resolution was duly passed.

7.	To extend the general mandate granted to the Directors to issue, allot and deal with shares by the number of shares repurchased.	10,718,364,860 (99.8811%)	12,755,394 (0.1189%)
As more than 50% of the votes were cast in favour of the resolution, the resolution was duly passed.

As of the date of the AGM, the total number of issued shares entitling the shareholders of the Company to attend and vote at the meeting is 12,583,143,270 shares. There are no restrictions on any shareholders casting votes on any of the resolutions at the AGM.

The scrutineer for the vote-taking of the poll of the AGM was the share registrar of the Company, Hong Kong Registrars Limited.

As at the date of this announcement, the Board of Directors of the Company comprises:

Executive directors:	Chang Xiaobing, Shang Bing, Tong Jilu, Li Jianguo, Yang Xiaowei, Li Zhengmao, Li Gang and Zhang Junan

Non-executive director:	Lu Jianguo

Independent non-executive directors:	Wu Jinglian, Shan Weijian, Cheung Wing Lam, Linus, and Wong Wai Ming

By order of the Board
China Unicom Limited
Chu Ka Yee
Company Secretary

Hong Kong, 12 May 2006